EXHIBIT 3.3
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                                     FORM 1

                            BUSINESS CORPORATIONS ACT
                                   (SECTION 6)


ALBERTA REGISTRIES                                    ARTICLES OF INCORPORATION
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1.   NAME OF CORPORATION

     867791   ALBERTA LTD.
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2.   THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS
     AUTHORIZED TO ISSUE

     See attached Schedule "A".
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3.   RESTRICTIONS ON SHARE TRANSFERS (IF ANY)

     No shares of the capital of the Corporation shall be transferred without the express consent of the board of directors, signified by a resolution passed by the board.
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4.   NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE
     CORPORATION MAY HAVE

     A minimum of 1 and a maximum of 9.
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5.   IF THE CORPORATION IS RESTRICTED FROM CARRYING ON A CERTAIN BUSINESS, OR
     RESTRICTED TO CARRYING ON A CERTAIN BUSINESS, SPECIFY THE RESTRICTION(S)

     None.
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6.   OTHER RULES OR PROVISIONS (IF ANY)

     See attached Schedule "B".
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7.   DATE
                         00 /        02 /       28
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                        YEAR        MONTH      DAY

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                                ADDRESS
INCORPORATORS' NAMES:    (INCLUDING POSTAL CODE)              SIGNATURE

Brenda R. Novlesky       3000, 237 - 4 Avenue S.W.        /s/ Brenda R. Novlesky
                         Calgary, Alberta T2P 4X7         ----------------------

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                                  SCHEDULE "A"
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The Corporation is authorized to issue an unlimited number of Class "A" Common, an unlimited number of Class "B" Common and an unlimited number of Preferred shares each subject to the rights, privileges, restrictions and conditions as set forth below:

(1) The Class "A" Common shares and the Class "B" Common shares shall be subject to the following rights, privileges, restrictions and conditions:

         (a) The holders of Class "A" Common shares shall be entitled to receive notice of, attend at and vote at all meetings of shareholders on the basis of one (1) vote for each Class "A" Common share held;

         (b) Subject to the provisions of the Business Corporations Act, the holders of Class "B" Common shares shall not be entitled to receive notice of, attend at or vote at any meetings of shareholders;

         (c) The holders of Class "A" Common shares and Class "B" Common shares shall be entitled to receive dividends as and when declared by the Corporation. Dividends may be paid on the Class "A" Common shares (to the complete exclusion of the Class "B" Common shares), or on the Class "B" Common shares (to the complete exclusion of the Class "A" Common shares), or in part on each such class;

         (d) Upon the liquidation or dissolution of the Corporation, the holders of Class "A" Common shares and Class "B" Common shares shall, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, be entitled to share, pro rata, according to the number of Class "A" Common shares and Class "B" Common shares held, in the remaining property of the Corporation; and

         (e) Except as hereinbefore provided, Class "A" Common shares and Class "B" Common shares shall rank pari passu with each other.

(2) The Preferred shares shall be subject to the following rights, privileges, restrictions and conditions:

         (a) The Redemption Price with respect to each Preferred share shall be fixed by the directors at the time of the first issuance of any such Preferred shares and shall equal the amount obtained when the difference, If positive, between:

                  (i) the fair market value, at the time of the first issuance of any Preferred shares, of all consideration received by the Corporation in connection with such issuance (whether or not, in connection with such issuance, the Corporation also issues or gives any non-share consideration in exchange for the consideration received) and

                  (ii) the fair market value of any non-share consideration issued by the Corporation for the consideration received, is divided by the number of Preferred shares so issued. The Redemption Price may be adjusted in accordance with the provisions of any written agreement between the Corporation and the subscriber for any such Preferred shares;

         (b) The holders of Preferred shares shall be entitled to receive and the Corporation shall pay thereon, as and if declared by the board of directors, out of the moneys of the Corporation properly applicable to the payment of dividends, non-cumulative dividends at

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                  a rate to be determined by the directors upon the first
                  issuance of any such shares. In respect of the fiscal year of the Corporation in which a particular Preferred share is issued, such dividends in respect thereof shall accrue from the date of allotment of such Preferred share. The board of directors shall be entitled from time to time to declare part of the said non-cumulative dividend for any fiscal year, notwithstanding that such dividend for such fiscal year shall not be declared in full. If within three (3) months after the expiration of any fiscal year of the Corporation the board of directors in its discretion shall not declare any dividend on the Preferred shares for such fiscal year, or shall only declare a part of the said non-cumulative dividend, then the rights of the holders of the Preferred shares to such dividend for such fiscal year shall, as to the undeclared part thereof, be forever extinguished. The holders of the Preferred shares shall not be entitled to any dividends other than or in excess of the non-cumulative dividends hereinbefore provided for;

         (c) In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets or property of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of Preferred shares shall be entitled to receive from the assets and property of the Corporation, a sum equivalent to the Redemption Price plus all declared but unpaid dividends thereon, in respect of each Preferred share held by them respectively, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of any class of common shares or any other class or series of shares ranking junior to the Preferred shares. After payment to the holders of the Preferred shares of the amount so payable to them as hereinbefore provided for, they shall not be entitled to share any further in the distribution of the assets or property of the Corporation;

         (d) Subject to the provisions of the Business Corporations Act, the Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the then outstanding Preferred shares on payment for each share to be redeemed of the Redemption Price plus all declared but unpaid dividends thereon. In case a part only of the then outstanding Preferred shares is at any time to be redeemed, the Preferred shares so to be redeemed shall be selected from the outstanding Preferred shares held by each holder as nearly (disregarding fractions), as may be in proportion to his total holding of such shares;

         (e) In the case of redemption of Preferred shares under the provisions of clause (d) hereof, the Corporation shall at least thirty (30) days before the date specified for redemption mail or deliver to each person who at the date of mailing or delivery is a holder of Preferred shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Preferred shares. In case of mailing, such notice shall be mailed by letter, postage prepaid, addressed to the holder at his address as it appears on the records of the Corporation or in the event of the address of any such holder not so appearing, then to the last known address of such holder. Such notice shall specify (i) the number of Preferred shares that the Corporation desires to redeem; (ii) the business day (the "Redemption Date") on which the Corporation desires to redeem the Preferred shares; (iii) the amount of all declared but unpaid dividends with respect to the Preferred shares to be redeemed; and (iv) the place or places of redemption;

                  On or after the Redemption Date, the Corporation shall pay or cause to be paid in respect of each Preferred share to be redeemed, to or to the order of the holders of the Preferred shares to be redeemed, the Redemption Price thereof plus all declared but unpaid dividends thereon, if any, on presentation and surrender at the head office of the Corporation or any other place designated in such notice of the certificates representing the Preferred shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. If a part only of the shares represented by any certificate are to be redeemed, a new

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                  certificate for the balance shall be issued at the expense of the Corporation. From and after the Redemption Date the holders of the Preferred shares called for redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemption Price plus all declared but unpaid dividends thereon shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Preferred shares to deposit the Redemption Price plus all declared but unpaid dividends thereon, if any, of the shares so called for redemption with respect to such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid Without interest to or to the order of the respective holders of such Preferred shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing same. Upon such deposit being made or upon the date specified for redemption In such notice, whichever is the later, the Preferred shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving, without Interest, their proportionate part of the total Redemption Price plus all declared but unpaid dividends thereon, if any, so deposited against presentation and surrender of the said certificates held by them respectively;

         (f) Subject to the provisions of the Business Corporations Act, the Corporation may purchase at any time the whole or from time to time any part of the then outstanding Preferred shares on payment for each share to be purchased of the Redemption Price thereof plus all declared but unpaid dividends thereon, if any. The provisions of clauses (d) and (e) above shall apply mutatis mutandis to any such purchase;

         (g) A holder of Preferred shares shall, subject to the provisions of clause (h) below, be entitled by written notice given to the Corporation at Its registered office in Alberta, to require the Corporation at the option of such holder, to either redeem or purchase all or any of the Issued and outstanding Preferred shares held by such holder. The holder shall tender with such notice to the Corporation at its head office a share certificate or certificates representing the Preferred shares which the registered holder desires to have the Corporation redeem or purchase together with a request in writing specifying (i) that the registered holder desires to have the Preferred shares represented by such certificate or certificates redeemed or purchased by the Corporation and, If part only of the Preferred shares represented by such certificate or certificates is to be redeemed or purchased, the number thereof to be so redeemed or purchased; and (ii) the business day (the "Redemption Date") on which the holder desires to have the Corporation redeem or purchase such Preferred shares;

                  Unless waived by the Corporation, the Redemption Date shall be not less than thirty (30) days after the day on which the request in writing is given to the Corporation. Upon receipt of a share certificate or certificates representing the Preferred shares which the registered holder desires to have the Corporation redeem or purchase together with such a request, the Corporation shall on the Redemption Date redeem such Preferred shares by paying to such registered holder the Redemption Price per Preferred share for each such share being redeemed or purchased plus all declared but unpaid dividends thereon. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. If a part only of the shares represented by any certificate be redeemed or purchased a new certificate for the balance shall be issued at the expense of the Corporation. The said Preferred shares shall be redeemed or purchased on the Redemption Date and from and after the Redemption Date such shares shall cease to be entitled to dividends and the holder

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                  thereof shall not be entitled to exercise any of the rights of holders of Preferred shares in respect thereof unless payment of the Redemption Price per Preferred share plus all declared but unpaid dividends thereon is not made on the Redemption Date, in which event the rights of the holder of the said Preferred shares shall remain unaffected;

         (h) In the event that a redemption or purchase by the Corporation of those Preferred shares specified in the written notice given to It by a holder of Preferred shares pursuant to the provisions of clause (g) above cannot be complied with without contravening a provision or provisions of the Business Corporations Act or some other applicable legislation, then the Corporation shall only redeem or purchase, as the case may be, such proportion (if any, and disregarding fractions) of the issued and outstanding Preferred shares held by each holder thereof as can be redeemed or purchased without causing such contravention and the Corporation shall redeem or purchase the balance of the outstanding Preferred shares in respect of which the Corporation has received notices for redemption or purchase on a pro rata basis, disregarding fractions, at such time or times as such redemption or purchase can be made without causing the Corporation to be in contravention of the Business Corporations Act or some other applicable legislation;

         (i) If it is determined at any time subsequent to the date of issue of a Preferred share and prior to its redemption or purchase by the Corporation, that the Redemption Price of that share exceeded or was exceeded by the fair market value as at such date of the consideration received therefor (herein the "Fair Market Value of the Consideration"), then (i) If the Redemption Price exceeded the Fair Market Value of the Consideration, then as and from such determination the Redemption Price shall be reduced by the amount required to eliminate such excess; and (ii) if the Redemption Price is exceeded by the Fair Market Value of the Consideration, then as and from such determination the Redemption Price shall be increased by the amount required to eliminate such excess or the Corporation shall forthwith issue that number of Preferred shares as may be required to eliminate such excess;

                  If it is determined at any time subsequent to the date of issue of a Preferred share and subsequent to its redemption or purchase by the Corporation, that the Redemption Price of that share exceeded or was exceeded by the Fair Market Value of the Consideration as at such date, then (i) if the Redemption Price exceeded the Fair Market Value of the Consideration, then the holder of that Preferred share shall forthwith pay to the Corporation an amount equal to such excess; and (ii) if the Redemption Price is exceeded by the Fair Market Value of the Consideration, then the Corporation shall forthwith pay to the holder of that Preferred share an amount equal to such excess or shall issue that number of Preferred shares as may be required to eliminate such excess;

         (j) Subject to the provisions of the Business Corporations Act, the holders of Preferred shares shall not be entitled to receive notice of, attend at or vote at any meetings of shareholders;

(3) Notwithstanding anything herein expressed or implied to the contrary, no dividend shall be declared or paid on any common shares of the Corporation if such declaration or payment would cause the realizable value of the assets of the Corporation to be less than the aggregate of:

         (a)      Its liabilities;

         (b) The stated capital of all issued and outstanding shares of the Corporation; and

         (c) The amount the Corporation would be required to pay on a complete redemption or purchase of any issued and outstanding Preferred shares of the Corporation.

                                  SCHEDULE "B"
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(1)      The number of shareholders of the Corporation, exclusive of:

         (a)      persons who are in its employment or that of an affiliate; and

         (b) persons who, having been formerly in its employment or that of an affiliate, were, while in that employment shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment;

         is limited to not more than 50 persons, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(2) Any invitation to the public to subscribe for the securities of the Corporation is prohibited.